Consent of Independent Auditors




The Board of Directors
USMX, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.




                              KPMG Peat Marwick LLP


Denver, Colorado
October 28, 1996